United States
Securities And Exchange Commission
Washington, DC 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2010

EasyLink Services International Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

6025 The Corners Parkway, Suite 100
Norcross, Georgia  30092
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On May 19, 2010, EasyLink Services International Corporation (the “Company”) (NASDAQ:  ESIC), a Delaware corporation, entered into a Commitment Increase Amendment to Revolving Credit and Term Loan Agreement (the “Commitment Increase Amendment”) by and among the Company, as borrower, the lenders from time to time party thereto (the “Lenders”), and SunTrust Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Pursuant to the Commitment Increase Amendment, the Company partially exercised its rights under the accordion feature of its existing Revolving Credit and Term Loan Agreement dated May 19, 2009 (the “Credit Agreement”) and increased its borrowing under the Credit Agreement and the related Term Notes by an aggregate of $5 million.  The Company entered into Amended and Restated Term Notes dated May 19, 2010 in favor of the Lenders (the “Amended Term Notes”) evidencing the increased principal amount of its borrowing.

The Company used the proceeds of the $5 million loan increase plus approximately $2.2 million of its cash on hand to redeem all of its outstanding Series E Preferred stock held by York Capital Management, L.P. and certain of its affiliates (collectively, “York Capital”).

The increased principal amount of the Term Loan will be due and payable in quarterly installments beginning on July 31, 2010 and ending on April 30, 2012, subject to acceleration in the event of a default.  The foregoing description of the Commitment Increase Amendment does not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Commitment Increase Amendment and the Amended Term Notes which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On May 24, 2010, the Company issued a press release regarding the foregoing transactions.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth in Item 1.01 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Commitment Increase Amendment to Revolving Credit and Term Loan Agreement, dated as of May 19, 2010, among EasyLink Services International Corporation, as Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent.

	10.2	Form of Amended and Restated Term Notes dated May 19, 2010.

	99.1	Press Release, dated May 24, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASYLINK SERVICES INTERNATIONAL CORPORATION

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  May 24, 2010

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EXHIBIT INDEX

Exhibit Number	Description

10.1
Commitment Increase Amendment to Revolving Credit and Term Loan Agreement, dated as of May 19, 2010, among EasyLink Services International Corporation, as Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent.

10.2	Form of Amended and Restated Term Notes dated May 19, 2010.

99.1	Press Release, dated May 24, 2010.